Exhibit 3.2
ARTICLES OF AMENDMENT
TO AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF ORION ENERGY SYSTEMS, LTD.
          The undersigned officer of Orion Energy Systems, Ltd., a corporation organized and existing under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes (the “Corporation”), hereby certifies, in accordance with all applicable provisions of the Wisconsin Business Corporation Law, as follows:
     1. The name of the Corporation prior to any change effected by these Articles of Amendment is Orion Energy Systems, Ltd.
     2. Article 1 of the Corporation’s Amended and Restated Articles of Incorporation is hereby amended in its entirety to provide as follows:
Article 1
The name of the corporation is ORION ENERGY SYSTEMS, INC. (“Corporation”).
     3. The foregoing amendment to the Corporation’s Amended and Restated Articles of Incorporation was adopted by the Board of Directors in accordance with Section 180.1002 of the Wisconsin Business Corporation Law on July 27, 2007.
     4. Executed on behalf of the Corporation and dated as of this 30 day of July, 2007.

/s/ Eric von Estorff
Eric von Estorff, Vice President

This document was drafted by, and after filing should be returned to, Attorney Raina Zanow,
Foley & Lardner LLP, 150 East Gilman Street, Madison, Wisconsin 53703